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EXHIBIT 99.1

Magna Entertainment Corp.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1

MAGNA ENTERTAINMENT CORP.
CELLUCCI STEPS DOWN AS EVP, CORPORATE DEVELOPMENT —
TO CONTINUE ON IN A CONSULTING ROLE

June 30, 2006, Aurora, Ontario, Canada......Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) announced today that Paul Cellucci will leave his position as Executive Vice President of Corporate Development effective June 30th. He will continue to be involved with MEC, working as a consultant on several important projects. Mr. Cellucci also plans to consult with other Canadian and U.S. companies.

"Paul has helped MEC move forward on a number of important initiatives and we are pleased that we will continue to benefit from his counsel as he builds his new consulting practice", said Frank Stronach, MEC Chairman.

Paul Cellucci stated: "MEC is a young company with a great future and I have enjoyed my full-time association with Frank and the other members of management. As I move into this new phase of my career, I look forward to continuing to advise MEC as it successfully implements its strategic plan".

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering system, HorseRacing TV™, a 24-hour horse racing television network, as well as RaceONTV™ and MagnaBet™ internationally.

For more information contact:

Dennis Mills
Vice-Chairman
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1
Telephone: (905) 726-7197
Website: www.magnaent.com

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  EXHIBIT 99.1
MAGNA ENTERTAINMENT CORP. CELLUCCI STEPS DOWN AS EVP, CORPORATE DEVELOPMENT — TO CONTINUE ON IN A CONSULTING ROLE